SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTENE CORPORATION

(Name of Registrant as Specified In Its Charter)

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Centene Place

7711 Carondelet Avenue

St. Louis, Missouri 63105

March 16, 2005

Dear Fellow Stockholders:

Our 2005 Annual Meeting of Stockholders will be held at The Ritz-Carlton, 100 Carondelet Avenue, St. Louis, Missouri, at 10:00 A.M., central daylight savings time, on Tuesday, April 26, 2005. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

On the pages following this letter you will find the Notice of 2005 Annual Meeting of Stockholders which lists the matters to be considered at the meeting, and the proxy statement which describes the matters listed in the Notice. We have also enclosed our 2004 Annual Report to Stockholders.

If you are a stockholder of record you may vote by internet, telephone or mail. We have enclosed your proxy card which allows you to vote on the matters considered at the meeting. To vote by internet or telephone, please follow the instructions on the enclosed proxy card. To vote by mail, simply mark, sign and date your proxy card, and then promptly mail the completed proxy card in the enclosed postage-paid envelope. You may attend the meeting and vote in person even if you have previously voted.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

MICHAEL F. NEIDORFF
Chairman and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT

STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON

OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

CENTENE CORPORATION

CENTENE PLACE

7711 CARONDELET AVENUE

ST. LOUIS, MISSOURI 63105

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 A.M., central daylight savings time, on Tuesday, April 26, 2005

Place	The Ritz-Carlton 100 Carondelet Avenue St. Louis, Missouri 63105 Amphitheatre

Items of Business	At the meeting, we will ask you and our other stockholders to:

(1) elect two Class I directors to three-year terms;

(2) approve an amendment to the 2003 Stock Incentive Plan; and

(3) transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on March 4, 2005.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote by internet, telephone or mail. You may revoke your proxy at any time before its exercise at the meeting.

By order of the board of directors,

Karey L. Witty
Secretary

St. Louis, Missouri

March 16, 2005

PROXY STATEMENT

FOR THE

CENTENE CORPORATION

2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING

This Proxy Statement

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2005 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10:00 A.M., central daylight savings time, on Tuesday, April 26, 2005, at The Ritz-Carlton, 100 Carondelet Avenue, St. Louis, Missouri.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees.

We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about March 16, 2005. In this mailing, we are including a copy of our 2004 Annual Report to Stockholders.

Who May Vote

Holders of record of our common stock at the close of business on March 4, 2005 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Karey L. Witty, at our address as set forth in the notice appearing before this proxy statement, to make arrangements to review a copy of the stockholder list at our offices located at Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from April 12, 2005 up to one hour prior to the time of the meeting.

How to Vote

You may vote your shares at the meeting in person or by proxy:

•	TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	TO VOTE BY PROXY, you must follow the instructions on the enclosed proxy card and then vote via internet, telephone or mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you vote before the meeting. By voting, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares for the election of the nominated directors and the approval of the amendment to our 2003 Stock Incentive Plan. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to Karey L. Witty, our Secretary, at our address as set forth in the notice appearing before this proxy statement;

•	send us another signed proxy with a later date; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Quorum Required to Transact Business

At the close of business on March 4, 2005, 41,774,906 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class I Directors

The first proposal on the agenda for the meeting is the election of two nominees to serve as Class I directors for three-year terms beginning at the meeting and ending at our 2008 Annual Meeting of Stockholders.

Under our by-laws, our board of directors has the authority to fix the number of directors, provided that the board must have between five and eleven members. The board of directors currently consists of seven members. Our by-laws provide that the board is to be divided into three classes serving for staggered three-year terms.

The board has nominated Michael F. Neidorff and John R. Roberts, current Class I directors, for re-election. The board believes the election of these two nominees is in our best interest and the best interest of our stockholders and recommends a vote “FOR” the election of the two nominees. Brief biographies of the nominees, as of March 4, 2005, follow. You will find information about their stock holdings on page 25.

Michael F. Neidorff	Mr. Neidorff has served as our Chairman and Chief Executive Officer since May 2004. From May 1996 to May 2004, Mr. Neidorff has served as a director and our President and Chief Executive Officer. From May 1996 to November 2001, he also served as our Treasurer. From 1995 to 1996, Mr. Neidorff served as a Regional Vice President of Coventry Corporation, a publicly traded managed care organization, and as the President and Chief Executive Officer of one of its subsidiaries, Group Health Plan, Inc. From 1985 to 1995, Mr. Neidorff served as the President and Chief Executive Officer of Physicians Health Plan of Greater St. Louis, a subsidiary of United Healthcare Corp., a publicly traded managed care organization now known as UnitedHealth Group Incorporated. Mr. Neidorff is 62 years old.

John R. Roberts	Mr. Roberts has been a director since March 2004. Mr. Roberts is the Executive Director of Civic Progress, Inc., a St. Louis civic organization. Mr. Roberts is retired Managing Partner, Mid-South Region, Arthur Andersen LLP. Mr. Roberts also serves as a director of Regions Financial Corporation, a provider of banking, brokerage, mortgage and insurance products and services, and Energizer Holdings, Inc., a manufacturer of household products. Mr. Roberts is 63 years old.

We expect that Messrs. Neidorff and Roberts will be able to serve if elected. If either of them is not able to serve, proxies may be voted for a substitute nominee or nominees.

The nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions when we tabulate votes cast for the director election. Brokers have discretionary voting power with respect to director elections.

Proposal Two: Approval of Amendment to the 2003 Stock Incentive Plan

Overview

In March 2005, our board of directors adopted an amendment to our 2003 Stock Incentive Plan, referred to below as the 2003 Plan, that would increase the number of shares of common stock available for grant under the 2003 Plan by 3,000,000 from 3,750,000 to 6,750,000, subject to adjustment in the event of stock splits and other similar events. The effectiveness of the amendment is subject to the approval of our stockholders.

Under our 2003 Plan, we currently are authorized to award up to an aggregate of 3,750,000 shares of common stock to our officers, directors, employees, advisors and consultants. As of March 4, 2005, there were

23,664 shares of common stock available for grant under the 2003 Plan and an aggregate of 33,110 shares of common stock available for grant under our other existing stock incentive plans.

We use the 2003 Plan to attract and retain talented employees in a highly competitive employment market. In 2004, we awarded a higher than usual one-time grant, as related to the size of the grant, to our Chairman and Chief Executive Officer as an incentive to enter into a restrictive long-term employment contract. Our management carefully considers all proposed grants under the 2003 Plan, and our compensation committee or Chairman and Chief Executive Officer approves all awards.

Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position to:

•	attract new employees and executives with competitive compensation packages;

•	retain our existing executives who are attractive candidates to other companies in our industries;

•	motivate and recognize our high performing individuals; and

•	ensure the availability of stock incentives for employees we hire as a result of acquisitions.

Accordingly, our board of directors believes the amendment of the 2003 Plan is in our best interest and the best interest of our stockholders and recommends a vote “FOR” the amendment of the 2003 Plan. In the event the 2003 Plan is not amended at the meeting, the board will reconsider the alternatives available to help attract, retain and motivate key individuals who are currently our employees or who become employees as the result of any future acquisitions.

The affirmative vote of a majority of the common stock entitled to vote at the meeting is required for the amendment of the 2003 Plan. Broker non-votes will not be counted as votes in favor of such matter. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the amendment.

Summary of the 2003 Plan

The following is a brief summary of the 2003 Plan. A copy of the 2003 Plan, as proposed to be amended, is included as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the 2003 Plan.

Types of Awards

The 2003 Plan provides for the grant of (a) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, (b) non-statutory stock options, (c) restricted stock awards and restricted stock units, collectively referred to herein as awards and (d) stock appreciation rights.

Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and are subject to such other terms and conditions as are specified in connection with the option grant. We may grant options only at an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of our common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Centene. The 2003 Plan permits the following forms of payment of the exercise price of options: (a) payment by cash, check or in connection with a “cashless exercise” through a broker, (b) surrender of shares of our common stock that have been held for at least six months, (c) any other lawful means (other than promissory notes), or (d) any combination of these forms of payment.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient at the issue price or other stated formula or price in the event that the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period established for such award.

Restricted Stock Units. Restricted stock unit awards entitle recipients to acquire shares of our common stock in the future and we promise to complete the issuance of stock to the recipient promptly after the award vests. The right to acquire the stock will be subject to terms and conditions established by the board of directors and the shares received may be subject to restrictions or repurchase.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive an amount in common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as appreciation in a recognized market index. SARs may be issued in tandem with options or as stand-alone rights.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the 2003 Plan. Under present law, however, incentive stock options may only be granted to employees of Centene or any of our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2003 Plan may not exceed 1,500,000 shares in any calendar year.

Plan Benefits

As of March 4, 2005, approximately 1,200 of our employees and directors were eligible to receive awards under the 2003 Plan, including our ten executive officers and six non-employee directors. The granting of awards under the 2003 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration

Our board of directors will administer the 2003 Plan. The board will have the authority to grant awards and adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2003 Plan and to interpret the provisions of the 2003 Plan. Pursuant to the terms of the 2003 Plan, the board may delegate authority under the 2003 Plan to one or more committees or subcommittees of the board or one or more of our executive officers, provided that the board fixes the terms of the awards and the maximum number of shares that any executive officer may grant.

Subject to any applicable limitations contained in the 2003 Plan, the board or any committee to which the board delegates authority, as the case may be, will select the recipients of awards and determine (a) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (b) the exercise price of options, (c) the duration of options and (d) the number of shares of our common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The board is required to make appropriate adjustments in connection with the 2003 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the 2003 Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Amendment or Termination

No award may be made under the 2003 Plan after March 13, 2013, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2003 Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by the board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders.

If stockholders do not approve the amendment of the 2003 Plan, the 2003 Plan will not be amended and no additional shares will be available for grant under the 2003 Plan. In such event, the board will consider whether to adopt alternative arrangements based on its assessment of our needs.

U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 Plan and with respect to the sale of common stock acquired under the 2003 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option, referred to below as ISO Stock. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary depending on the date on which it is sold. If the participant sells ISO Stock more than two years from the date the option was granted and more than one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock before satisfying the above waiting periods, called a disqualifying disposition, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year before the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year before the date of sale.

Non-Statutory Stock Options

As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option, referred to below as NSO Stock, on the exercise date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year before the date of the sale.

Early-Exercise Alternative

The board of directors may permit a participant to exercise the unvested portion of an option, subject to our right to repurchase the unvested shares. In general, a participant who exercises the unvested portion of an option and then makes a valid election under Section 83(b) of the Internal Revenue Code within 30 days of the exercise date should be taxed as if the underlying shares were vested shares with the consequences described above under “Incentive Stock Options” or “Non-Statutory Stock Options” (whichever is applicable), provided, however, that current law relating to incentive stock options in this context is not entirely certain. A participant who exercises the unvested portion of an option and does not make a valid Section 83(b) election within 30 days of the exercise date generally will be treated as having exercised the option to the extent that our repurchase right lapses with respect to the underlying shares. Otherwise, the participant will be taxed as described above under “Incentive Stock Options” or “Non-Statutory Stock Options,” whichever is applicable.

Restricted Stock Awards and Restricted Stock Units

A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes a Section 83(b) election. If the participant makes a valid Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of our common stock at the time the award is granted and the purchase price paid for the common stock. If a valid Section 83(b) election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of our common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

The tax consequences of restricted stock units are substantially the same as the tax consequences of restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant will have compensation income upon the exercise of a SAR equal to the appreciation in the value of the stock underlying the SAR. When the stock distributed in settlement of the SAR is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the exercise date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Centene

The grant of an award under the 2003 Plan generally will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the

2003 Plan will have any tax consequences to us. We, and our subsidiaries, generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2003 Plan, including in connection with a restricted stock award, restricted stock unit or SAR or as a result of the exercise of a non-statutory stock option or a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Other Matters

Our board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2006 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Karey L. Witty, our Secretary, at Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105, before January 1, 2006. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2006 Annual Meeting of Stockholders pursuant to our by-laws, which provide that the proposal must be received by our Secretary not less than sixty days nor more than ninety days before that meeting. This notice must include the information required by the provisions of our by-laws, a copy of which may be obtained by writing to our Secretary at the address specified above. We have not yet set a date for our 2006 Annual Meeting of Stockholders. If the 2006 Annual Meeting of Stockholders were to be held on April 26, 2006, the anniversary of the 2005 Annual Meeting, the deadline for delivery of a stockholder proposal pursuant to our by-laws would be February 25, 2006. If a proposal is submitted pursuant to our by-laws by February 25, 2006 but after January 1, 2006, the stockholder may not require that the proposal be included in the proxy statement for the 2006 Annual Meeting of Stockholders. If the date of our 2006 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from April 26, 2006, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals.

INFORMATION ABOUT

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Background Information about Directors Continuing in Office

Our Class II and Class III directors will continue in office following the meeting. The terms of our Class II directors will expire upon our 2006 Annual Meeting of Stockholders, and the terms of our Class III directors will expire upon our 2007 Annual Meeting of Stockholders. Brief biographies of these directors follow. You will find information about their holdings of common stock on page 25.

Class II Directors

David L. Steward	Mr. Steward has been a director since May 2003. Mr. Steward is the founder of World Wide Technology, Inc. and has served as its Chairman since its founding in 1990. In addition, Mr. Steward has served as Chairman of Telcobuy.com, an affiliate of World Wide Technology, Inc., since 1997. World Wide Technology, Inc. and Telcobuy.com provide electronic procurement and logistics services to companies in the information technology and telecommunications industries. He also serves as director of First Banks, Inc., a registered bank holding company. Mr. Steward is 53 years old.

Robert K. Ditmore	Mr. Ditmore has been a director since 1996. Mr. Ditmore was the President and Chief Operating Officer of United Healthcare Corp., a publicly traded managed care organization now known as UnitedHealth Group Incorporated, from 1985 to 1991, and a director of UnitedHealth Group Incorporated from 1985 to 1995. Mr. Ditmore is 71 years old.

Class III Directors

Steve Bartlett	Mr. Bartlett has been a director since May 2004. Mr. Bartlett has served as President and Chief Executive Officer of The Financial Services Roundtable in Washington, D.C. since June 1999. From 1995 to May 1999, Mr. Bartlett served as Chairman of Saranda Corporation, a private manufacturing company that subsequently filed for bankruptcy in June 2000. Mr. Bartlett served as the Mayor of Dallas, Texas from 1991 to 1995 and as a Member of the U.S. House of Representatives from 1983 to 1991. Mr. Bartlett is 57 years old.

Richard P. Wiederhold	Mr. Wiederhold has been a director since 1993. He has served, since 1992, as President of Managed Health Services, Inc., d/b/a the Elizabeth A. Brinn Foundation, a charitable foundation. From 1973 to 1985, he held several positions, including Corporate Treasurer, with the Allen-Bradley Company (now Rockwell Automation), a manufacturer of industrial motor controls and electronic and magnetic components. Mr. Wiederhold is 62 years old.

No director, including any director standing for election, or any associate of a director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, including any director standing for election, is related by blood, marriage or adoption to any other director or any executive officer.

Background Information about Executive Officers

Our executive officers are elected by our board of directors and hold office until the first meeting of the board following an annual meeting of stockholders. Brief biographies of our executive officers follow. You will find information about their holdings of common stock on page 25.

Michael F. Neidorff	Mr. Neidorff is our Chairman and Chief Executive Officer. You will find background information about Mr. Neidorff on page 3.

Joseph P. Drozda, Jr., M.D.	Dr. Drozda has served as our Executive Vice President, Operations since September 2003. Dr. Drozda served as our Senior Vice President, Medical Affairs from November 2000 through August 2003 and as our part-time Medical Director from January 2000 through October 2000. From June 1999 to October 2000, Dr. Drozda was self-employed as a consultant to managed care organizations, physician groups, hospital networks and employer groups on a variety of managed care delivery and financing issues. Dr. Drozda is 59 years old.

James D. Donovan, Jr.	Mr. Donovan has served as our Senior Vice President, New Products and New Markets since September 2004. From September 1995 to March 2004, Mr. Donovan served as Chief Executive Officer of Amerigroup Texas, Inc., a subsidiary of Amerigroup Corporation. From 1973 to August 1995, Mr. Donovan served in a variety of roles for Kaiser Permanente Medical Care Program, a not-for-profit managed care organization. Mr. Donovan is 54 years old.

Marie J. Glancy	Ms. Glancy has served as our Senior Vice President, Government Relations since January 2005 and as our Vice President, Government Relations from July 2003 to December 2004. From 1996 to July 2003, Ms. Glancy served as a public policy executive for Deere and Company. Ms. Glancy is 46 years old.

Carol E. Goldman	Ms. Goldman has served as Senior Vice President, Chief Administration Officer since July 2002. From September 2001 to June 2002, Ms. Goldman served as our Plan Director of Human Resources. From July 1998 to August 2001, Ms. Goldman was Human Resources Manager at Mallinckrodt Inc., a medical device and pharmaceutical company. Ms. Goldman is 47 years old.

Cary D. Hobbs	Ms. Hobbs has served as our Senior Vice President of Strategy and Business Implementation since January 2004. Ms. Hobbs served as our Vice President of Strategy and Business Implementation from September 2002 to December 2003 and as our Director of Business Implementation from 1997 to August 2002. Ms. Hobbs is 37 years old.

William N. Scheffel, C.P.A.	Mr. Scheffel has served as our Senior Vice President and Controller since December 2003. From July 2002 to October 2003, Mr. Scheffel was a partner with Ernst & Young LLP. From 1975 to July 2002, Mr. Scheffel was with Arthur Andersen LLP. Mr. Scheffel is 51 years old.

Brian G. Spanel	Mr. Spanel has served as our Senior Vice President and Chief Information Officer since December 1996. From 1988 to 1996, Mr. Spanel served as President of GBS Consultants, a healthcare consulting and help desk software developer. From 1987 to 1988, Mr. Spanel was Director of Information Services for CompuCare, a managed care organization. Mr. Spanel is 49 years old.

Lisa M. Wilson	Ms. Wilson has served as our Senior Vice President, Investor Relations since January 2005 and as our Vice President, Investor Relations from March 2004 to December 2004. Ms. Wilson has worked as a consultant for Centene since our initial public offering in 2001. From 1995 to March 2004, Ms. Wilson served as the founder and President of In-Site Communications, an investor relations firm in New York, New York. Ms. Wilson is 40 years old.

Karey L. Witty, C.P.A.	Mr. Witty has served as our Senior Vice President and Chief Financial Officer since August 2000, our Secretary since February 2000 and our Treasurer since November 2001. From March 1999 to August 2000, Mr. Witty served as our Vice President of Health Plan Accounting. From 1996 to March 1999, Mr. Witty was Controller of Heritage Health Systems, Inc., a healthcare company in Nashville, Tennessee. Mr. Witty is 40 years old.

No executive officer, or any associate of an executive officer, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No executive officer is related by blood, marriage or adoption to any director or any other executive officer.

INFORMATION ABOUT CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Corporate Ethics and Compliance Programs were first established in 1998 and provide methods by which we further enhance operations, safeguard against fraud and abuse and help assure that our values are reflected in everything we do. We have also reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of the New York Stock Exchange.

Board and Committee Meetings

Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board’s primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

Our board held 5 regular meetings and 9 special meetings through telephone conference calls during 2004 and acted by written consent 2 times. All of our directors attended 75% or more of the meetings of the board and of any committees thereof on which they served. Our corporate governance guidelines provide that directors are expected to attend the 2005 Annual Meeting of Stockholders. All directors attended the 2004 Annual Meeting of Stockholders.

Our board of directors has appointed Robert K. Ditmore “presiding director” to preside at all executive sessions of “non-management” directors, as defined under the rules of the New York Stock Exchange. Executive sessions of non-management directors will be held at least twice a year.

Our board of directors has established three standing committees – Audit, Compensation, and Nominating and Governance – each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on our website, www.centene.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix B to this proxy statement and copies of all charters are available to all stockholders upon request.

Our board of directors has affirmatively determined that all directors except Michael F. Neidorff, our Chairman and Chief Executive Officer, and, therefore, a majority of our directors, as well as all of the members of each of the board’s three standing committees, are independent as defined under the rules of the New York Stock Exchange, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. The board also broadly considers what it deems to be all relevant facts and circumstances in determining the independence of its members.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 16 of this proxy statement).

The board has determined that John R. Roberts is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The current members of the Audit Committee are Steve Bartlett, John R. Roberts and Richard P. Wiederhold. The Audit Committee held 4 regular and 3 special meetings in 2004.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to our chief executive officer’s compensation;

•	determining our chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our equity incentive plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The current members of the Compensation Committee are Samuel E. Bradt, Robert K. Ditmore and David L. Steward. The Compensation Committee met 7 times during 2004 and acted by written consent 2 times.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	reviewing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board’s performance.

The current members of the Nominating and Governance Committee are Robert K. Ditmore and David L. Steward. The Nominating and Governance Committee met two times during 2004.

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Governance Committee, c/o Corporate Secretary, Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the board, by following the procedures set forth under “Submission of Future Stockholder Proposals” of this proxy statement.

Communicating with Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chairman of the Nominating and Governance Committee, with the assistance of our chief executive officer, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors c/o Corporate Secretary, Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines addressing, among other things, director qualifications and responsibilities, responsibilities of key board committees, director compensation and management succession. A current copy of the Corporate Governance Guidelines is posted on our website,

www.centene.com. In addition, copies of the Corporate Governance Guidelines are available to all stockholders upon request.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics which is applicable to all employees of the Company, including the principal executive officer, principal financial officer and principal accounting officer or controller. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we feel the Code of Business Conduct and Ethics will, among other things, focus our board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by the board or a committee of the board. A current copy of the Code of Business Conduct and Ethics is posted on our website, www.centene.com. Any future amendments or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on our website. In addition, copies of the Code of Business Conduct and Ethics are available to all stockholders upon request.

Compensation of Directors

Commencing January 1, 2004, non-employee directors receive a quarterly fee of $6,000 and a fee of $3,000 for each regularly scheduled meeting of the board attended in person and $1,200 for each regularly scheduled meeting attended by means of conference telephone call. In addition, the chairmen of the Audit Committee, Nominating and Governance Committee and the Compensation Committee each receive a quarterly fee of $500, and each member of the Audit Committee, Nominating and Governance Committee and the Compensation Committee receives $3,600 for each regularly scheduled meeting attended in person and $500 for each regularly scheduled meeting attended by means of conference telephone call.

Commencing May 1, 2005, non-employee directors will receive a quarterly fee of $18,750 and all meeting fees will be eliminated. In addition, the chairman of the Audit Committee will receive a quarterly fee of $2,500 and the chairmen of the Compensation Committee and Nominating and Governance committee will receive a quarterly fee of $1,250. Each new non-employee director, as of the date on which such director is first elected to the board, will be granted an option to purchase 10,000 shares of our common stock vesting in three equal annual installments commencing on the first anniversary of the grant date. Additionally, each non-employee director will receive a grant of restricted shares of our common stock (or equivalent equity-based incentives payable in common stock) as of the date of each annual meeting of stockholders with a value of $75,000.

All cash fees are eligible for deferral under the Non-Employee Directors Deferred Stock Compensation Plan. Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our board of directors.

In addition, the board has in the past granted and may in the future grant stock options and other equity awards to both employee and non-employee directors under our stock plans. In May 2004, Steve Bartlett, Samual E. Bradt, Robert K. Ditmore, John R. Roberts, David L. Steward and Richard P. Wiederhold, our non-employee directors, were each granted an option to purchase 10,000 shares of our common stock which will vest on the date of our annual meeting, April 26, 2005.

Equity Compensation Plan Information

The following table provides information as of March 4, 2005 about the securities authorized for issuance under our equity compensation plans, consisting of our 1994 Stock Plan, 1996 Stock Plan, 1998 Stock Plan, 1999 Stock Plan, 2000 Stock Plan, 2002 Employee Stock Purchase Plan and 2003 Stock Incentive Plan.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	6,677,689	$12.61	907,285
Equity compensation plans not approved by stockholders	—	—	—

	6,677,689		907,285

The number of securities in column (c) include 850,511 shares available for future issuance under the 2002 Employee Stock Purchase Plan.

Audit Committee Report

The board of directors revised the written charter for the Audit Committee in February 2005. The Audit Committee reviewed the charter and determined that the charter meets the standards set forth in the applicable regulations of the New York Stock Exchange and the SEC. The charter is available on the Company’s website (www.centene.com).

Management is responsible for the preparation of Centene’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. PricewaterhouseCoopers LLP, as independent registered public accountants for Centene, is responsible for performing an independent audit of our consolidated financial statements and of the Company’s internal control over financial reporting and issuing a report thereon, in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and provide independent, objective oversight of these processes. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary and appropriate to each of the matters assigned to it under its charter.

The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP to review and discuss all financial statements for the fiscal year ended December 31, 2004 before their issuance and to discuss significant accounting issues. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee has received from and discussed with PricewaterhouseCoopers LLP matters required to be discussed under the PCAOB standards, SEC rules and Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (Communication with Audit Committees) including, among other things, the following:

•	methods to account for significant unusual transactions;

•	the quality of Centene’s accounting principles, including the effect of significant accounting policies in controversial or emerging areas;

•	the process used by management in formulating particularly sensitive accounting estimates, the reasonableness of significant judgments, and the basis for the conclusions of PricewaterhouseCoopers LLP regarding the reasonableness of those estimates;

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements; and

•	internal control deficiencies.

PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors, among other things, annually to:

•	disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence;

•	confirm their perceived independence; and

•	engage in a discussion of independence.

The Audit Committee has discussed with PricewaterhouseCoopers LLP their independence with respect to Centene, including a review of audit and non-audit fees and services, and concluded that PricewaterhouseCoopers LLP is independent.

Based on its discussions with management and PricewaterhouseCoopers LLP and its review of the representations and information provided by management and PricewaterhouseCoopers LLP, the Audit Committee recommended to Centene’s board of directors that the audited financial statements be included in Centene’s Annual Report on Form 10-K for the year ended December 31, 2004.

By the Audit Committee of the board of directors of Centene Corporation.

AUDIT COMMITTEE

Steve Bartlett

John R. Roberts, Chair

Richard P. Wiederhold

Independent Registered Public Accounting Firm

Our board of directors, upon the recommendation of the Audit Committee, has conditionally selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005, subject to satisfactory resolution of personnel experience considerations. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 18, 2002. We expect that representatives of PricewaterhouseCoopers LLP will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Independent Auditor Fees

The following table discloses the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for services rendered in 2004 and 2003 ($ in thousands):

	2004	2003
Audit Fees	$1,043	$671
Audit-Related Fees (1)	82	104
Tax Fees (2)	188	282
All Other Fees	—	—

(1) Audit-Related Fees are primarily related to audits of employee benefit plans, acquisition due diligence and internal control reviews.

(2) Tax Fees are primarily related to tax planning and tax compliance.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All audit-related fees and tax fees for 2004 and 2003 were pre-approved by the Audit Committee, and no fees were provided under the de minimis exception to the audit committee pre-approval requirements.

Related Party Transactions

None.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation

Compensation Earned

The following table summarizes the compensation earned during 2004, 2003 and 2002 by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004. We refer to these five individuals as our named executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)	Restricted Stock Awards($)(2)	Securities Underlying Options(#)
Michael F. Neidorff Chairman and Chief Executive Officer	2004 2003 2002	$650,000 500,000 350,000	$1,600,000 1,200,000 905,000	$71,194 42,943 9,542	$24,600,000	200,000 500,000 150,000
Joseph P. Drozda, Jr., M.D. Executive Vice President, Operations	2004 2003 2002	$350,000 275,000 225,000	$160,000 140,000 100,000	$24,018 12,394 8,509		12,500 70,000 30,000
William N. Scheffel Senior Vice President and Controller	2004 2003 2002	$250,000 20,833 —	$200,000 25,000 —	$10,031 — —		80,000 50,000 —
Lisa M. Wilson Senior Vice President, Investor Relations	2004 2003 2002	$211,538 — —	$210,000 — —	$146,244 — —		90,000 30,000 —
Karey L. Witty Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2004 2003 2002	$265,000 220,000 200,000	$250,000 200,000 150,000	$12,444 10,192 5,486		65,000 50,000 30,000

(1) The amounts reflected as “Other Annual Compensation” primarily represent payments under our 401(k) and matching deferred compensation plans, except that Ms. Wilson’s amount for 2004 also includes payments for relocation expenses.

(2) The restricted stock unit award for Mr. Neidorff was awarded in conjunction with his employment agreement executed in November 2004 and discussed on page 21. The restricted stock unit award consists of 600,000 shares which vest in 2009 and 400,000 shares which vest from 2010 to 2014. The amount shown as “Restricted Stock Unit Awards” is the value as of the grant date. At December 31, 2004 the value of the award is $28,350,000.

Option Grants

The following table summarizes our grants of options to purchase shares of our common stock to the named executive officers during 2004.

Stock Options Granted During 2004

	Number of Securities Underlying Option Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Michael F. Neidorff	200,000	10.0%	$17.85	7/27/14	$2,245,154	$5,689,661
Joseph P. Drozda, Jr., M.D.	12,500	0.6%	$26.07	12/8/14	$204,941	$519,361
William N. Scheffel	30,000	1.5%	$16.65	5/4/14	$314,133	$796,074
	50,000	2.5%	$26.07	12/8/14	$819,764	$2,077,444
Lisa M. Wilson	30,000	1.5%	$14.70	2/27/14	$277,343	$702,840
	30,000	1.5%	$18.10	7/26/14	$341,490	$865,402
	30,000	1.5%	$26.07	12/8/14	$491,859	$1,246,466
Karey L. Witty	15,000	0.7%	$16.65	5/4/14	$157,066	$398,037
	50,000	2.5%	$26.07	12/8/14	$819,764	$2,077,444

Each option included in the preceding table has an exercise price per share equal to the fair market value per share of our common stock on the date of grant.

The potential realizable values reflected in the preceding table represent hypothetical gains that could be achieved for the options if exercised at the end of their option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date an option was granted to its expiration date. The grants shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Option Exercises and Holdings

The following table sets forth information regarding the number and value of exercised and unexercised options held by each of the named executive officers as of December 31, 2004.

Aggregated Option Exercises During 2004 and Year-End Values

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-The-Money Options at Fiscal Year End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael F. Neidorff	369,100	$6,357,467	393,579	687,333	$9,348,425	$10,100,595
Joseph P. Drozda, Jr., M.D.	10,000	$151,500	37,000	107,500	$759,040	$1,799,560
William N. Scheffel	—	—	10,000	120,000	$130,000	$985,000
Lisa M. Wilson	—	—	6,000	114,000	$88,620	$1,139,880
Karey L. Witty	25,000	$428,670	190,000	135,000	$5,055,770	$1,589,140

Amounts described in the preceding table under the heading “Value of Unexercised In-The-Money Options at Fiscal Year End” are determined by multiplying the number of shares underlying an option by the difference between $28.35, the last reported per share sale price of our common stock on the New York Stock Exchange on December 31, 2004, and the per share option exercise price.

Stock options that are otherwise unvested may be exercised for shares that are subject to vesting and a repurchase option at the exercise price. Certain of the shares underlying options granted under our 1994 Stock Plan, 1996 Stock Plan and 1998 Stock Plan automatically vest in full upon a change of control. Shares underlying options granted under our 1999 Stock Plan, 2000 Stock Plan and 2003 Stock Incentive Plan automatically vest in full upon a change in control.

Employment Agreements

Michael F. Neidorff serves as our President, Chief Executive Officer and Chairman of our board of director’s pursuant to an employment agreement dated November 8, 2004. The term of the employee agreement extends until November 8, 2014. Under this agreement, we currently pay Mr. Neidorff an annual salary of $850,000, which is subject to an annual review by our board of directors. Mr. Neidorff is eligible for an annual target bonus of 125% of base salary and a maximum annual bonus equal to not less than 200% of base salary. The agreement also awarded Mr. Neidorff 1,000,000 restricted stock units as of November 8, 2004. Mr. Neidorff has agreed not to compete with us or solicit any of our employees during the term of his employment and for 12 months thereafter. Mr. Neidorff’s employment may be terminated by us for cause or permanent disability or by Mr. Neidorff for good reason. If Mr. Neidorff is terminated by us without cause or if he terminates for good reason he is entitled to receive salary continuation for a period of 36 months or the remaining term of the agreement, whichever is shorter (but not less than six months), lifetime life insurance coverage, lifetime medical insurance for him and his eligible dependents, full acceleration of any unexercised stock options or other equity awards held by him, and acceleration of a portion of unvested restricted stock units awarded pursuant to the agreement based on certain stipulations. Upon change in control during the term of this agreement, any unvested restricted stock units and any unexercised stock options or other equity awards held by Mr. Neidorf, will vest in full.

Joseph P. Drozda, Jr. serves as our Executive Vice President, Operations pursuant to an employment agreement dated October 31, 2001. Under this agreement, we currently pay Dr. Drozda an annual salary of $380,000. Dr. Drozda has agreed not to disclose confidential information about our business, and not to compete with us during the term of his employment and for nine months thereafter. Dr. Drozda’s employment may be terminated by us for cause or permanent disability. If Dr. Drozda is terminated without cause, he will be entitled to receive one year’s salary continuation and health and dental coverage to which he would be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, for 12 months. If, after a change in control, Dr. Drozda’s position is eliminated, his salary is reduced or he is asked and refuses to relocate outside of the St. Louis metropolitan area, he will, at his option, upon termination, be entitled to the above benefits, but his one year salary will be paid either in a lump sum or as salary continuance, at his option.

William N. Scheffel serves as our Senior Vice President and Controller pursuant to an employment agreement dated as of December 1, 2003. Under this agreement, we currently pay Mr. Scheffel an annual salary of $285,000. Mr. Scheffel has agreed not to disclose confidential information about our business and not to compete with us during the term of his employment and for six months thereafter. Mr. Scheffel’s employment may be terminated by us for cause or permanent disability. If Mr. Scheffel is terminated without cause, he will be entitled to receive 26 weeks’ salary continuation and six months’ COBRA coverage. If within 24 months after a change in control, Mr. Scheffel is involuntarily terminated or voluntarily resigns due to a reduction in his compensation, a material adverse change in his position with us or in the nature or scope of his duties or a request that he relocate outside of the St. Louis metropolitan area, he will be entitled to receive 36 weeks’ salary, either in a lump sum or as salary continuance, at his option, COBRA coverage for nine months and the use of an outplacement service.

Lisa M. Wilson serves as our Senior Vice President, Investor Relations pursuant to an employment agreement dated as of February 27, 2004. Under this agreement, we currently pay Ms. Wilson an annual salary of $400,000. Ms. Wilson has agreed not to disclose confidential information about our business and not to compete with us during the term of her employment and for two years’ thereafter. Ms. Wilson’s employment may be terminated by us for cause or permanent disability. If Ms. Wilson is terminated without cause, she will be entitled to receive a year’s salary continuation. If within 12 months after a change in control, Ms. Wilson is involuntarily terminated or voluntarily resigns due to a reduction in her compensation or a material adverse change in her position with us or in the nature or scope of her duties, she will be entitled to receive one year’s salary.

Karey L. Witty serves as our Senior Vice President and Chief Financial Officer pursuant to an employment agreement dated as of January 1, 2001. Under this agreement, we currently pay Mr. Witty an annual salary of

$300,000. This agreement had an initial term of one year and renews automatically unless we provide 30 days’ prior written notice of non-renewal. Mr. Witty has agreed not to disclose confidential information about our business, and not to compete with us during the term of his employment and for six months thereafter. Mr. Witty’s employment may be terminated by us for cause or permanent disability. If we terminate Mr. Witty without cause, Mr. Witty will be entitled to receive one year’s salary continuation and COBRA coverage for 12 months. If, after a change in control, Mr. Witty is involuntarily terminated or voluntarily resigns due to a reduction in his compensation, a material adverse change in his position with us or the nature or scope of his duties or a request that he relocate outside of the St. Louis metropolitan area, he will be entitled to receive one year’s salary, either in a lump sum or as salary continuance, at his option, COBRA coverage for 18 months and the use of an outplacement service.

Compensation Committee Report

The Compensation Committee consists entirely of directors who are not officers or employees of Centene or of any of its affiliates and who are considered “independent directors” as defined by the applicable rules of the New York Stock Exchange. The Compensation Committee has overall responsibility for evaluating director compensation plans and evaluating and approving officer compensation plans, policies and programs of the Company. This includes approving all of the policies under which compensation is paid or awarded to the executives, and individually reviewing the performance of, and compensation actions affecting the Company’s chief executive officer, senior executive officers and other named officers. The Compensation Committee also administers the stock option and stock purchase plans and is responsible for producing an annual report on executive compensation.

In 2004, the Compensation Committee utilized independent consultants to provide advice with respect to the base salaries, bonuses and long-term incentives of Centene’s executive officers. The consultants analyzed the compensation levels of executive officers of a peer group of companies for the most recently completed fiscal years and used proprietary valuation methodologies to value the long-term incentive compensation levels of the officers of the companies in the peer group. The Compensation Committee considered this information in reviewing executive compensation for Centene in 2004 and, in particular, establishing bonuses payable for 2004, in order to advance the Compensation Committee’s philosophy of compensating Centene’s executive officers at competitive levels.

Philosophy

The Compensation Committee administers the executive compensation program. The key compensation goals are to hire, motivate, reward and retain executives who create long-term investor value. The philosophy of the Compensation Committee as it relates to executive compensation is that the chief executive officer and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading Centene in achieving its business objectives in an industry facing increasing regulation, competition and change, while aligning the compensation of senior management with the long-term interests of stockholders.

Salary and Bonus

Annual compensation for senior management consists of base salary and, when appropriate, bonus compensation. Salary is paid for ongoing performance throughout the year. Bonuses are based upon the Committee’s evaluation of each executive officer’s individual performance in the prior year in the context of the Committee’s assessment of the overall performance of the company and the executive’s business unit. Salary levels of executives are reviewed and adjusted annually, and any bonuses are normally awarded annually.

In determining appropriate salaries, the Compensation Committee considers: (1) the chief executive officer’s recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time in position and individual performance of each officer, including the chief executive officer; (3)

the effectiveness of each executive’s leadership performance and potential to enhance long-term stockholder value and (4) compensation levels at institutions of comparable size and complexity as determined by independent consultants. The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula of the aforementioned factors in determining executives’ base salaries.

The Compensation Committee considers bonus compensation to be a motivational method for encouraging and rewarding outstanding individual performance, as well as the overall performance of Centene. Awards under the bonus plan are recommended to the board of directors by the Compensation Committee based primarily upon: (1) the overall performance of Centene, including Centene’s performance versus its business plan; (2) the performance of the individual officer including the effectiveness of each executive’s leadership performance and potential to enhance long-term stockholder value; (3) bonus targets at companies of comparable size and complexity as determined by independent consultants; and (4) the recommendation of the chief executive officer. The purpose of the bonus plan is to provide a special incentive to each executive to maximize his or her individual performance and the overall performance of Centene.

Option Grants

The Compensation Committee also considers stock option grants and awards to be an important motivational method for encouraging long-term superior performance, especially for senior officers. The Compensation Committee believes that stock options and awards provide management with a direct interest in the value of the common stock of Centene, thus aligning the interests of management with those of stockholders. Each executive officer holds options to purchase common stock of Centene.

Compensation For the Chairman & Chief Executive Officer

The Compensation Committee recognizes that the industry in which Centene operates is highly competitive and is continually undergoing significant changes resulting in substantial demands for a qualified, experienced chief executive officer. Significant opportunities exist in other companies for a skilled chief executive officer. Therefore, it is in the best interest of the Company to retain our Chairman and Chief Executive Officer, Michael F. Neidorff, to ensure continuity of leadership, provide a timeframe adequate to find a successor, and to continue to create long-term investor value.

In order to meet these objectives, the Company entered into an executive employment agreement with Mr. Neidorff, on November 8, 2004. The terms of the agreement extend until 2014. The agreement provided for an initial annual base salary of $650,000 subject to an annual review by the board of directors with an annual target bonus of 125% of base salary and a maximum annual bonus equal to not less than 200% of base salary. The agreement also awards Mr. Neidorff 1,000,000 restricted stock units payable in shares of Centene common stock that vest between 2009 and 2014. Subject to such vesting, the restricted stock units and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of January 15th of the first calendar year following termination of Mr. Neidorff’s employment or the date which is six months after Mr. Neidorff’s “separation of service” as defined in the Internal Revenue Code.

The Compensation Committee reviewed the Chairman and Chief Executive Officer’s performance during 2004 and approved the payment of a $1,600,000 bonus to Mr. Neidorff for the year. In determining the bonus amount, the Committee considered, among other performance indicators, our 30% growth in revenues, the 33% increase in net earnings and the 102% increase in our stock price between years. The Committee believes Mr. Neidorff’s leadership to be an important and critical element in achieving these results.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to the company’s chief executive officer and its four other most highly compensated executive officers. Some types of compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, Centene structures and administers its stock incentive plans in a manner intended to comply with the performance-based exception to Section 162(m). Additionally, Centene intends that its Short-Term Executive Compensation Plan complies with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under Centene’s stock option plans or its Short-Term Executive Compensation Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Centene and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Stock Ownership Guidelines-Senior Executives

As part of our compensation philosophy, we believe our executive officers should have an ownership interest in Centene, which demonstrates confidence in our Company and aligns our executive officers’ interests with our stockholders’ interests. To accomplish this objective, the Compensation Committee has established guidelines for stock ownership for executive officers as follows:

Position	Multiple of Base Salary
Chief Executive Officer	5.0x
Executive Vice President	2.5x
Senior Vice President	2.0x

For the current executive officers, the number of shares that should be owned by the executive shall be determined based on the current base salary and share price as of the implementation date of these guidelines, which is February 2005. For executives promoted to these positions or a higher position, the number of shares to be held would be determined at the time of their promotion. In all cases, an executive would have five years to attain the level of stock ownership suggested under these guidelines.

The Compensation Committee will annually review the stock ownership levels of the executive officers. Future stock awards will take into consideration the executive’s level of attainment of the suggested stock ownership amount.

Stock Ownership Guidelines-Non-Employee Directors

As part of our governance philosophy, we believe that our non-employee directors should have an ownership interest in Centene, which demonstrates confidence in our Company and aligns our directors’ interests with our stockholders’ interests. To accomplish this, the board of directors has established guidelines that each director should own 10,000 shares of stock in Centene. A board member would have five years to attain the level of stock ownership suggested under these guidelines and ownership of restricted stock units can be used to accomplish this objective.

COMPENSATION COMMITTEE

Samuel E. Bradt

Robert K. Ditmore, Chair

David L. Steward

Compensation Committee Interlocks and Insider Participation

During fiscal year 2004, none of our executive officers served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an officer or employee of Centene or any of our subsidiaries.

OTHER MATTERS

Information About Stock Ownership

The following table sets forth information regarding ownership of our common stock as of March 4, 2005 for:

•	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers and directors (two of whom are nominated for re-election); and

•	all of our executive officers and directors as a group.

	Beneficial Ownership
Name and Address of Beneficial Owner	Outstanding Shares	Shares Acquirable Within 60 Days	Total Beneficial Ownership		Percent Ownership	Shares Not Acquirable Within 60 Days(1)
Baron Capital Group, Inc. 767 Fifth Avenue New York, New York 10153	3,711,900	—	3,711,900		8.9	—
Michael F. Neidorff	400,020	278,579	678,599		1.6	1,687,333
Robert K. Ditmore	216,340	129,049	345,389	(2)	*	9,000
Karey L. Witty	30,000	162,000	192,000		*	135,000
Richard P. Wiederhold	141,834	32,500	174,334		*	—
Samuel E. Bradt	106,460	—	106,460		*	—
Joseph P. Drozda, Jr., M.D.	13,218	58,000	71,218		*	86,500
David L. Steward	4,000	25,549	29,549	(2)	*	—
John R. Roberts	5,000	10,549	15,549	(2)	*	—
Lisa M. Wilson	2,400	12,000	14,400		*	108,000
William N. Scheffel	6,114	6,000	12,114		*	120,000
Steve Bartlett	1,000	10,532	11,532	(2)	*	—
All directors and executive officers as a group (16 persons)	1,026,729	881,658	1,908,387		4.5	2,572,433

*	Represents less than 1% of outstanding shares of common stock.

(1) The share numbers in the column labeled “Shares Not Acquirable Within 60 Days” reflect the number of shares underlying options and restricted stock units which are unvested and will not vest within 60 days of March 4, 2005. Those shares are not considered to be beneficially owned under the rules of the SEC.

(2) Shares beneficially owned by Messrs. Bartlett, Ditmore, Roberts and Steward include 532, 549, 549 and 549, respectively, restricted stock units acquired through the Non-Employee Directors Deferred Stock Compensation Plan.

As of March 4, 2005, there were 41,774,906 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of March 4, 2005. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. The address of our officers and directors is in care of Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105.

No director, executive officer, affiliate or owner of record or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Of Mr. Neidorff’s 1,687,333 shares not acquirable within 60 days, 1,000,000 were granted in the form of restricted stock units, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. The shares vest between 2009 and 2014. Subject to such vesting, the restricted stock units and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff’s employment and (b) the date that is six months after Mr. Neidorff’s “separation of service” as defined in the Internal Revenue Code. 687,333 of Mr. Neidorff’s shares not acquirable within 60 days were granted in the form of stock options and vest in accordance with our standard vesting provisions.

All other options to purchase shares of common stock not acquirable within 60 days vest in accordance with our standard vesting provisions.

Information with respect to the outstanding shares beneficially owned by Baron Capital Group, Inc. is based on a Schedule 13G/A filed with the SEC on March 3, 2005 by such firm. Baron Capital Group, Inc. reports that BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., beneficially owns 3,499,000 shares, Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., beneficially owns 212,900 shares, Baron Growth Fund, investment advisory clients of BAMCO, Inc., beneficially owns 3,200,000 shares, and Ronald Baron, owner of a controlling interest in Baron Capital Group, Inc., beneficially owns 3,711,900 shares.

Shares beneficially owned by Mr. Bradt and Mr. Wiederhold include 16,000 and 6,000 shares, respectively, subject to a repurchase option.

Stock Performance Graph

Our common stock has been listed for trading on the New York Stock Exchange under the symbol “CNC” since October 16, 2003 and on the Nasdaq National Market under the symbol “CNTE” from December 13, 2001 to October 15, 2003. The following graph compares the cumulative total stockholder return on our common stock for the period from December 13, 2001 to December 31, 2004 with the cumulative total return of the New York Stock Exchange Composite Index and the Morgan Stanley Health Care Payor Index over the same period. The graph assumes an investment of $100 on December 13, 2001 in our common stock (at the last reported sale price on such date), the New York Stock Exchange Composite Index and the Morgan Stanley Health Care Payor Index and assumes the reinvestment of any dividends. We used the Morgan Stanley Health Care Payor Index rather than a selected peer group of companies used in the preceding year due to acquisitions of two of the companies in this selected group. The industry peer group of companies used in prior years consists of AMERIGROUP Corporation, Coventry Health Care, Inc., First Health Group Corp. and Oxford Health Plans, Inc.

	12/13/2001	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Centene Corporation	$100	$128	$195	$244	$495
New York Stock Exchange Composite Index	$100	$104	$83	$107	$120
Morgan Stanley Health Care Payor Index	$100	$91	$104	$176	$258
Selected Peer Group	$100	$106	$133	$195	$258

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and other equity securities and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on our review of copies of reports furnished to us and written representations by the persons required to file these reports that no other reports were required, all Section 16(a) filing requirements during 2004 were complied with on a timely basis, except that, due to administrative error, Joseph P. Drozda, Jr. failed to file a Form 4 on March 23, 2004 reporting the exercise of 10,000 options to purchase common stock, Robert K. Ditmore failed to file a Form 4 on December 2, 2004 reporting the purchase of 27,200 shares of common stock and Steve Bartlett, Robert K. Ditmore, John R. Roberts and David L. Steward failed to file Forms 4 on January 4, 2005 reporting awards of restricted stock units under the Non-Employee Directors Deferred Stock Compensation Plan of 532, 549, 549 and 549 shares, respectively. Upon discovery of the errors, these transactions were reported on Forms 4 on March 3, 2005, December 15, 2004 and February 9, 2005, respectively.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2004 Annual Report to Stockholders may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of either document to you if you call, write or e-mail us at:

Centene Corporation Centene Place 7711 Carondelet Avenue St. Louis, Missouri 63105 Attn: Karey L. Witty, Secretary (314) 725-4477 kwitty@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

CENTENE CORPORATION

Amended and Restated

2003 Stock Incentive Plan

(as of March 5, 2005)

1.	Purpose

The purpose of this Amended and Restated 2003 Stock Incentive Plan (the “Plan”) of Centene Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, restricted stock units and stock appreciation rights (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company, as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 6,750,000 shares of common stock, $.001 par value per share, of the Company (“Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Centene Corporation, any of Centene Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)	except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4)	such other lawful consideration as the Board may determine in its sole discretion, provided that (i) at least an amount equal to the par value of the Common Stock being purchased shall be paid in cash and (ii) no such consideration shall consist in whole or in part of a promissory note or other evidence of indebtedness; or

(5)	by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.	Restricted Stock; Restricted Stock Units

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Board shall determine (each Award for Restricted Stock or Restricted Stock Units, a “Restricted Stock Award”). The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award, if applicable, shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.	Stock Appreciation Rights

(a) General. A Stock Appreciation Right (“SAR”) is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)	Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)	Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

9.	General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m), including the vote required under Section 162(m). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m), including the vote required under Section 162(m).

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

CENTENE CORPORATION

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

•	and to prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

B.	Structure and Membership

1.	Number. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, the Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules and Rule 10A-3(b)(1) of the Exchange Act.

3.	Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authorities and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audits, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures; and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

4.	Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules.

6.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

•	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Audited Financial Statements

7.	Review and Discussion. The Audit Committee shall meet to review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11.	Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the type and presentation of information to be disclosed in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others.

12.	Quarterly Financial Statements. The Audit Committee shall meet to review and discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

13.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

14.	Internal Audit Function. The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function.

15.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

16.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

17.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	Evaluation of Financial Management. The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

19.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Please Mark Here

for Address Change or Comments

SEE REVERSE SIDE

1. ELECTION OF CLASS I DIRECTORS

FOR the nominees WITHHOLD listed (except AUTHORITY as marked to to vote for all the contrary) nominees

Nominees —

01 Michael F. Neidorff

02 John R. Roberts (To withhold authority to vote for one individual nominee, write the name of the nominee on the line provided below.)

The Board of Directors recommends a vote FOR all director nominees.

CONFIDENTIAL VOTE REQUESTED:

FOR AGAINST ABSTAIN

2. APPROVAL OF AMENDMENT

TO THE 2003 STOCK

INCENTIVE PLAN The Board of Directors recommends a vote FOR proposal

3. OTHER BUSINESS

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

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CENTENE CORPORATION

PROXY

ANNUAL MEETING OF STOCKHOLDERS, APRIL 26, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael F. Neidorff, Karey L. Witty and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Centene Corporation, to be held at The Ritz-Carlton, 100 Carondelet Ave., St. Louis, Missouri 63105, on Tuesday, April 26, 2005, at 10:00 a.m., central daylight savings time, and at any adjournments thereof.

If both of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, then both of said Proxies shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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